SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 11, 2008

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	0-5423	59-1277135
(State or other jurisdiction)	(Commission file number)	(I.R.S. employer
of incorporation)		identification no.)

11770 U.S. Highway One, Suite 101
Palm Beach Gardens, Florida  33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2008, the Compensation Committee of the Board of Directors of Dycom Industries, Inc. granted Steven E. Nielsen, our Chief Executive Officer, an option to purchase 35,000 shares of Dycom common stock in connection with the employment agreement entered into between Dycom and Mr. Nielsen on May 15, 2008.  The exercise price of the option is equal to the closing price of a share of Dycom common stock, as reported on the New York Stock Exchange on July 7, 2008.  The option has a 10-year term and will vest in four annual installments commencing on July 7, 2009.  As per the terms of the employment agreement between Mr. Nielsen and Dycom, vesting of the option will accelerate in the event Mr. Nielsen’s employment is terminated without “cause” or he resigns his employment for “good reason” following a change of control of Dycom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 11, 2008

DYCOM INDUSTRIES, INC. (Registrant)

By:	/s/ Richard B. Vilsoet
	Name:	Richard B. Vilsoet
	Title:	Vice President, General Counsel and Secretary